UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2005

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

· Amendment to Employment Agreement

The Shaw Group Inc., a Louisiana corporation, (the "Company"), entered into an agreement to amend the Employment Agreement of David L. Chapman, Sr., President of the Fabrication & Manufacturing Division of the Company (the "Amendment"). The Amendment is dated November 29, 2004, and was subject to approval of the Compensation Committee of the Board of Directors, which granted approval of the Amendment on January 6, 2005. The Amendment is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Amendment has an effective date of April 1, 2005, and amends the Employment Agreement dated as of April 6, 2002, by and between the Company and David L. Chapman, Sr., (the "Agreement") which is incorporated by reference to the designated Exhibit to the Company's Current Report on Form 8-K filed on December 24, 2003.

The terms and conditions contained in the Amendment that are material to the Company are: that (1) Mr. Chapman’s base salary will be $533,000 per year; (2) Mr. Chapman will participate in the Company’s bonus plan, with a minimum bonus of $500,000 per year; (3) Mr. Chapman received an option (the "Option") to acquire 50,000 shares of the Company’s common stock on January 6, 2005, with an exercise price of $15.54, and vesting in three equal 33% annual installments commencing on April 1, 2006; and (4) Mr. Chapman or the Company may terminate his agreement for full-time employment, and the three-year consulting arrangement set forth in the Agreement would then begin. In the event of such termination, any portion of the Option that remained unvested as of the effective date of such termination would be forfeited by Mr. Chapman.

· Non-Employee Director Compensation

On January 6, 2005, the Board of Directors of the Company determined to revise the manner in which the Company compensates non-employee members of its Board of Directors and members of the Audit and Compensation Committees of the Company’s Board of Directors, each of which Committees are comprised solely of non-employee directors.

Each non-employee director will receive $75,000 annually, payable in cash in four equal quarterly installments. Each member of the Audit Committee will receive an additional $5,000 per year, except the Chairman of the Audit Committee who will receive an additional $25,000 per year, each payable in cash in four equal quarterly installments. The members of the Compensation Committee will each receive an additional $5,000 per year, payable in cash in four equal quarterly installments.

Subject to subsequent approval by the Company’s shareholders at the 2006 Annual Meeting of the Shareholders, and to applicable laws and regulations (including securities exchange listing standards), beginning with the Company’s 2005 Annual Meeting of the Shareholders to be held on January 24, 2005, upon annual election or re-election to the Board of Directors, each non-employee director will receive additional compensation of $75,000, payable 50% in options and 50% in restricted shares of the Company’s common stock, to be awarded under a new plan for non-employee directors of the Company. The number of such options and such restricted shares awarded shall be determined by dividing $75,000 by the closing price of a share of the Company’s common stock on the date of such election or re-election to the Company’s Board of Directors and then dividing said value 50% into options and 50% into restricted shares. In the event of approval by the Company’s shareholders, (i) the new plan for non-employee directors will supercede and replace the Company’s existing non-employee director stock option plan; and (ii) the awards under the new plan effective as of the Company’s 2005 Annual Meeting of the Shareholders will supercede and replace any awards made effective as of the date of the Company’s 2005 Annual Meeting of Shareholders to non-employee directors under the Company’s existing non-employee director stock option plan.

Employee directors do not receive any compensation from the Company for their service as directors.

· Fiscal 2005 Management Incentive Program

On January 6, 2005, the Compensation Committee of the Board of Directors of the Company adopted The Shaw Group Inc. Management Incentive Program FY2005 (the "Program").

The Program provides the Company with the ability to grant incentive awards to eligible key management and professional employees of the Company and its subsidiaries for their ability to assist the Company and its subsidiaries in achieving or exceeding identified Company and business unit goals and personally achieve or exceed pre-established individual performance goals. It is contemplated that the incentive awards will be paid in cash, however, they may be paid in cash, stock, stock options or any other form or combination of forms as the Compensation Committee may determine in its discretion, subject to and in compliance with applicable laws and regulations (including securities exchange listing standards) and shareholder approvals, if required. The Compensation Committee of the Board of Directors of the Company will administer the Program and will determine which employees will receive awards under the Program, the form of awards granted under the Program and the other terms and conditions of the awards, all within the limitations set forth in the Program and applicable laws and regulations. The Compensation Committee may, in its discretion, delegate its authority under the Program to management. Incentive awards will only be paid to participants who are regular full-time employees of the Company or any of its subsidiaries at the time the award is paid.

Pursuant to the Program, each participant will be assigned an annualized target incentive award based on a percentage of the participant’s salary in effect at the beginning of the performance period.

Each participant is eligible to be granted an award of up to two times his target depending upon performance. Fifty percent of the award is based upon the following financial metrics: (1) income before taxes and after return on assets ("ROA") for business units and consolidated earnings per share for corporate; and (2) cash flows provided from operating activities, either excluding extraordinary or unusual events and transactions or including such events and transactions with good faith, equitable adjustments in budgeted amounts. The 50% financial metric portion is equally weighted between (1) consolidated corporate performance; and (2) business unit performance. The remaining 50% of the award is based upon a subjective evaluation of the discretionary factors such as:

• environmental, health and safety performance;
• legal and regulatory compliance;
• ethics;
• organizational development;
• earnings growth;
• new awards revenue;
• effective cost management;
• attraction, retention and development of high potential employees; and
• other relevant factors determined by senior management.

Subject to the following limitations, the Compensation Committee will establish a fiscal year 2005 incentive pool consisting of the total amount of funds authorized and available for payment of incentive awards and will specify the relationship between the attainment of specified performance criteria and the payment of incentive awards. The fiscal year 2005 incentive pool will be based on the following two factors: (1) an aggregate of 50% of the target annualized incentive awards of all participants; and (2) 50% of the income before taxes (and after ROA) for each business unit and corporate (unconsolidated) in excess of budged amounts. The fiscal year 2005 incentive pool will be capped at an amount equal to two times the aggregate of the target annualized incentive awards of all participants. Incentive awards will be prorated so that the sum of all individual awards does not exceed the available funds in the fiscal year 2005 incentive pool.

The Compensation Committee will determine any formulas necessary to determine the appropriate performance criteria and the weighting of such criteria in determining incentive awards under the Program. Even though awards based on discretionary factors may be paid if the financial metrics are not met, the Company’s failure to meet financial metrics may be indicative of poor individual performance. The Compensation Committee shall be permitted to modify these financial metrics and performance criteria for the purpose of motivating specific behavior and performance, subject to the review and approval of the Chief Operative Officer and Chief Financial Officer of the Company.

Upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with another person as a result of which the Company is not the surviving company, the sale of all or substantially all of the assets of the Company or a specified change of control of the Company, the Compensation Committee may at its sole discretion accelerate the payment of earned incentive awards under the Program or make any other adjustments or amendments to the Program and outstanding incentive awards, subject to applicable laws and regulations (including securities exchange listing standards).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 Amendment to Employment Agreement of David L. Chapman, Sr., dated November 29, 2004.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

January 12, 2005	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Secretary and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement of David L. Chapman, Sr. dated November 29, 2004